Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

CybriaTech Inc.

We hereby consent to the inclusion in this Registration Statement of CybriaTech Inc. (the “Company”) on Form S-1/A of our report dated February 27, 2026, with respect to our audit of the Company’s financial statements as of and for the year ended November 30, 2025 and for the period ended November 30, 2024.

We also consent to the reference to us under the caption “Experts” in such Registration Statement.

Rowland Heights, California

February 27, 2026